EXHIBIT 99.1

WRITTEN STATEMENT
PURSUANT TO
18 U.S.C. SECTION 1350

     The undersigned hereby certify that pursuant to 18 U.S.C. §1350:

(i) the quarterly report on Form 10-Q for the three months ended March 31, 2003 of the Company (the “Report) fully complies with the requirements of section 13(a) and 15(d) of the Securities Exchange Act of 1934; and

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 14, 2003
/s/ Jamie Kellner

Jamie Kellner Chairman and Chief Executive Officer
/s/ Thomas D. Allen

Thomas D. Allen Executive Vice President and Chief Financial Officer